As filed with the Securities and Exchange Commission on August 5, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

POZEN INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1657552
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1414 Raleigh Road Suite 400 Chapel Hill, North Carolina	27517
(Address of principal executive offices)	(Zip code)

POZEN Inc. 2000 Equity Compensation Plan, as Amended and Restated

(Full title of the plan)

John E. Barnhardt

Vice President, Finance and Administration

POZEN Inc.

1414 Raleigh Road, Suite 400

Chapel Hill, North Carolina 27517

(Name and address of agent for service)

(919) 913-1030

(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, $0.001 par value	2,500,000	$6.29	$15,725,000	$1,992.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of Common Stock registered shall be adjusted to include any additional shares that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the POZEN Inc. 2000 Equity Compensation Plan, as Amended and Restated.
(2)	Estimated pursuant to Paragraphs (c) and (h) of Rule 457 under the Securities Act solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices per share of the Common Stock on August 3, 2004, as reported on the Nasdaq National Market.

EXPLANATORY NOTE

This registration statement on Form S-8 is filed by POZEN Inc. pursuant to General Instruction E to Form S-8 to register an additional 2,500,000 shares of Common Stock that may be offered and sold to participants under the POZEN Inc. 2000 Equity Compensation Plan, as amended and restated effective June 22, 2004 (the “Plan”). The contents of the registration statement on Form S-8, file number 333-52446, previously filed by POZEN, to the extent that they relate to the registration of shares of Common Stock for issuance under the Plan, are hereby incorporated by reference to this registration statement in accordance with General Instruction E to Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

Exhibit Numbers	Exhibit
4.1	Amended and Restated Certificate of Incorporation of POZEN Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to our Registration Statement on Form S-1 filed on August 28, 2000, File No. 333-35930)

4.2	Amended and Restated By-Laws of POZEN Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to our Registration Statement on Form S-1 filed on August 28, 2000, File No. 333-35930)

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this registration statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chapel Hill, State of North Carolina on August 3, 2004.

POZEN INC.

By:	/s/ John R. Plachetka
John R. Plachetka, Pharm. D
President and Chief Executive Officer

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Plachetka and John E. Barnhardt, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities indicated, on August 3, 2004.

	Signature	Title
By:	/s/ John R. Plachetka John R. Plachetka	Chairman of the Board, President and Chief Executive Officer (principal executive officer)

By:	/s/ William L. Hodges William L. Hodges	Chief Financial Officer (principal financial officer)

By:	/s/ John E. Barnhardt John E. Barnhardt	Vice President, Finance and Administration (principal accounting officer)

By:	/s/ James R. Butler James R. Butler	Director

By:	/s/ Arthur S. Kirsch Arthur S. Kirsch	Director

By:	/s/ Kenneth B. Lee, Jr. Kenneth B. Lee, Jr.	Director

By:	/s/ Paul J. Rizzo Paul J. Rizzo	Director

By:	/s/ Bruce A. Tomason Bruce A. Tomason	Director

By:	/s/ Peter J. Wise Peter J. Wise	Director

By:	/s/ Ted G. Wood Ted G. Wood	Director

Index to Exhibits

Exhibit Numbers	Exhibit
4.1	Amended and Restated Certificate of Incorporation of POZEN Inc. (incorporated by reference to Exhibit 3.1 to Amendment No. 2 to our Registration Statement on Form S-1 filed on August 11, 2000, File No. 333-35930)

4.2	Amended and Restated By-Laws of POZEN Inc. (incorporated by reference to Exhibit 3.2 to Amendment No. 2 to our Registration Statement on Form S-1 filed on August 11, 2000, File No. 333-35930)

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24.1	Power of Attorney (included as part of the signature page of this registration statement)